UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 23, 2025

Date of report (Date of earliest event reported):

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Address: 3001 Summer Street, Stamford, Connecticut 06926

Telephone Number: (203) 356-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $1 par value per share	PBI	New York Stock Exchange
6.70% Notes due 2043	PBI PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective January 23, 2025, Pitney Bowes Inc. (the “Company”) will redeem in full the remaining $96.6 million principal amount of its senior secured notes due March 2028 (the “2028 Notes”) issued to Oaktree Capital Management, L.P. (collectively with its affiliates, “Oaktree”) and will terminate its obligations under the Note Purchase Agreement, dated as of July 31, 2023, by and among the Company, the noteholders party thereto and Alter Domus (US) LLC, as noteholder representative. In connection with the redemption of the 2028 Notes, the Company is also paying a redemption premium of approximately $4.8 million. The redemption will be funded with cash on hand.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 23, 2025, the Company issued a press release announcing its intention to redeem the 2028 Notes. The Company also announced its expectation that it will report full year 2024 financial results within its previously announced revenue guidance range and beat Adjusted EBIT guidance, as outlined in its third quarter 2024 earnings press release issued on November 7, 2024.

The press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 2.02.

ITEM 7.01	REGULATION FD DISCLOSURE.

On January 23, 2025, the Company announced that it intends to launch the syndication of a proposed senior secured term loan B facility in an aggregate principal amount of up to $615 million (the “New Term Loan B”) to extend maturity to 2032 and to refinance the Company’s existing senior secured term loan B facility maturing March 2028. The Company also announced that it plans to refinance concurrently its existing secured revolving credit facility and the term loan A facility due March 2026 with a new three-year $265 million secured revolving credit facility and three-year $160 million term loan A facility (the “New Credit Facilities”). There can be no assurance that the New Term Loan B syndication will be completed or that the Company will enter into the New Credit Facilities, and the closing of the New Term Loan B facility and New Credit Facilities will be subject to certain terms and conditions.

The information in Item 2.02 is incorporated by reference into this Item 7.01.

The information contained in Items 2.02 and 7.01, and including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including those relating to revenue and earnings guidance, future events or conditions, and expected cost savings, elimination of future losses, and anticipated deleveraging in connection with the Company’s announced strategic initiatives included above. Forward-looking statements are subject to inherent risks and uncertainties, including those discussed throughout the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on February 20, 2024, that could cause actual results to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this Current Report speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 23, 2025

104	The cover page of Pitney Bowes Inc.’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

By:	/s/ Lance Rosenzweig
Name:	Lance Rosenzweig
Title:	Chief Executive Officer

Date: January 23, 2025

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